UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

143 S Nevada St.
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (778) 898-0057

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 21, 2023 Lion Copper and Gold Corp. (the "Company") granted an aggregate of 23,194,737 stock options (the "Options") to certain directors, employees and consultants of the Company in consideration for their services to the Company pursuant to the Company's 20% fixed stock option plan. The grant of Options is exempt under Section 4(a)(2) of the Securities Act of 1933. The Options have an exercise price of US$0.06 and an expiry date of July 21, 2028.

Item 5.02 Departure of Directors or Certain Officers

Thomas Pressello has resigned from his position as director as of July 28, 2023. He served as the Chair of the Audit Committee. Mr. Pressello's written resignation did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2023, Lion Copper and Gold Corp. (the "Company") held an Annual General and Special Meeting of the holders of common shares of the Company, at which the shareholders voted on the following matters:

1. Fixing the Number of Directors at Five.  The shareholders approved the number of directors to be fixed at five.

For:	165,261,142
Against:	11,951,132
Non Voted:	1

2. Election of Directors.  The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Charles Travis Naugle	For:	114,555,276
	Withheld/Abstain:	14,923,346
	Non Voted:	47,733,653

Dr. Thomas Patton	For:	117,220,409
	Withheld/Abstain:	12,237,380
	Non Voted:	47,733,653

Stephen Goodman	For:	110,009,274
	Withheld/Abstain:	19,469,348
	Non Voted:	47,733,653

Tony Alford	For:	112,484,100
	Withheld/Abstain:	16,994,522
	Non Voted:	47,733,653

Thomas Pressello	For:	121,330,275
	Withheld/Abstain:	8,148,347
	Non Voted:	47,733,653

3. Appointment of Auditors.  The shareholders approved the appointment of MNP LLP as auditors of the Company at a remuneration to be fixed by the directors.

For:	175,792,914
Withheld/Abstain:	1,419,360
Non Voted:	1

4. Approval of the Company's 20% Stock Option Plan.  The shareholders approved the Company's 2023 20% fixed stock option plan.

For:	113,055,667
Against:	16,422,955
Non Voted:	47,733,653

5. Approval of the creation of a new control person.  The shareholders approved, on a disinterested vote basis, an ordinary resolution authorizing Tony Alford, a director of the Company, to exercise warrants to purchase common shares and/or convert convertible debentures into common shares that may result in Mr. Alford becoming a new control person of the Company.

For:	109,053,631
Against:	11,444,672
Non Voted:	3

6. Approving the delisting from the TSX Venture Exchange.  The shareholders approved the delisting of the Company from the TSX Venture Exchange.

For:	55,745,496
Against:	6,769,547
Non Voted:	47,733,653

Item 8.01. Other Events.

On June 26, 2023, the Company issued a news release to announce the results of the Company's Annual General and Special Meeting held on June 20, 2023. A copy of the news release is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

99.1	News release dated June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	August 4, 2023	(Registrant)

/s/ Charles Travis Naugle
Charles Travis Naugle, Chief Executive Officer